Exhibit 99.1

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. ENTERS INTO WRITTEN AGREEMENT WITH REGULATORS

Honolulu, HI – July 8, 2010 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (CPB), announced that on July 2, 2010, it entered into a Written Agreement (Agreement) with the Federal Reserve Bank of San Francisco (FRBSF) and the Hawaii Division of Financial Institutions (HDFI).  The terms of this Agreement are substantially similar to and will replace a Memorandum of Understanding that was entered into by the same parties on April 1, 2009.  Among other matters, the Agreement requires that CPF must obtain the approvals of the FRBSF and HDFI before it can:  1) pay dividends; 2) receive dividends or payments representing a reduction in capital from CPB; 3) make any payments on subordinated debentures or trust preferred securities directly or through its non-bank subsidiaries; 4) incur, increase or guarantee any debt directly or through its non-bank subsidiaries; or 5) purchase or redeem any shares of its stock.  The Agreement also requires CPF to submit an acceptable capital plan and cash flow projections to the FRBSF and HDFI within 60 days.

The company stated that it continues to pursue ways to improve its capital position, including raising capital from external sources.  John C. Dean, recently appointed Executive Chairman of the Board of CPF and CPB, also stated that he is planning to meet with potential investors together with a senior team he assembled.

“We are encouraged by the interest of potential investors,” said Dean.  “We believe that the improvements we have made to our credit risk profile, together with our core franchise in the Hawaii market, provide an attractive investment opportunity.”

Dean, 62, is a 29-year veteran of the banking industry and has been credited with the turnaround of three financial institutions throughout his banking career, including Silicon Valley Bank as its CEO from 1993 to 2001 and Chairman from 2001 to 2003.  Dean has strong ties to Hawaii, including co-founding and serving as Chairman Emeritus of the Entrepreneur’s Foundation of Hawaii, supporting small business ventures, endowing a faculty position at the University of Hawaii’s Shidler College of Business, and sponsoring the University’s Kipapa i ke Ala lecture series.  He resides in Waimanalo, Hawaii on the island of Oahu.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with over $4.4 billion in assets. Central Pacific Bank, its primary subsidiary, operates 35 branches, over 120 ATMs, and a residential mortgage subsidiary in the State of Hawaii. For additional information, please visit the company’s website at www.centralpacificbank.com.

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Forward-Looking Statements
This document contains forward-looking statements concerning business plans, management changes, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: Central Pacific Financial Corp.’s and its direct and indirect subsidiaries (collectively the “Company’s”) ability to successfully implement business plans, the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by and between Central Pacific Bank and the Federal Deposit Insurance Corporation and the Hawaii Division of Financial Institutions, and the Memorandum of Understanding by and between Central Pacific Financial Corp. and the Federal Reserve Bank of San Francisco and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of being a recipient of capital under the U.S. Department of the Treasury’s Troubled Asset Relief Program, Capital Purchase Program; the impact of having trust preferred securities; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for 2009.  The Company does not update any of its forward-looking statements.